UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2013

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed by The First Marblehead Corporation (the “Corporation”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2012, on November 7, 2012, the Corporation received written notice from NYSE Regulation, Inc. (the “NYSE Notice”) that the Corporation was not in compliance with one of the continued listing standards of the New York Stock Exchange (the “NYSE”).   The applicable listing standard requires an average closing price of not less than $1.00 per share over a consecutive 30 trading-day period (the “Standard”).

Pursuant to the NYSE Notice, in order to avoid suspension and delisting procedures, the Corporation must regain compliance with the Standard within six months of receiving the NYSE Notice or, if the cure requires stockholder approval, to obtain such approval by no later than its next annual meeting.  On March 4, 2013, the NYSE confirmed that, if the cure requires stockholder approval, the Corporation may seek such approval at its annual meeting of stockholders for the fiscal year ending June 30, 2013, which is expected to be held in November 2013.

In accordance with its rules, the NYSE continues to retain discretion to take accelerated listing action notwithstanding the existence of the cure period described above.  The Corporation’s common stock will continue to be listed and traded on the NYSE during the cure period (with a “.BC” indicator affixed to the ticker symbol), subject to the Corporation’s compliance with the other NYSE continued listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: March 5, 2013	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer